Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Madison Ave. Media, Inc. 2011 Incentive Compensation Plan, of our report dated November 15, 2010, with respect to our audit of the financial statements of Madison Ave. Media, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2010, filed with the Securities and Exchange Commission.

/S/ Harris Rattray
HARRIS RATTRAY, CPA
Pembroke Pines, FL
June 21, 2011